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                                                                    EXHIBIT 3.58




                                     BY-LAWS

                                       OF

                                  HATTECH, INC.

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                                TABLE OF CONTENTS


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ARTICLE I.  MEETINGS OF SHAREHOLDERS.......................................  1

         Section 1.      Annual Meeting....................................  1

         Section 2.      Special Meetings..................................  1

         Section 3.      Place.............................................  1

         Section 4.      Notice............................................  1

         Section 5.      Notice of Adjourned Meetings......................  2

         Section 6.      Fixing Record Date................................  2

         Section 7.      Voting Record.....................................  3

         Section 8.      Shareholder Quorum and Voting.....................  4

         Section 9.      Voting of Shares................................... 4

         Section 10.     Proxies............................................ 6

         Section 11.     Voting Trusts...................................... 7

         Section 12.     Shareholders' Agreements........................... 7

         Section 13.     Action by Shareholders Without a Meeting........... 8

ARTICLE II. DIRECTORS....................................................... 9

         Section 1.      Function........................................... 9

         Section 2.      Qualification...................................... 9

         Section 3.      Compensation....................................... 9

         Section 4.      Duties of Directors................................ 9

         Section 5.      Presumption of Assent............................. 10

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
         Section 6.      Number............................................. 10

         Section 7.      Election and Term.................................. 10

         Section 8.      Vacancies.......................................... 11

         Section 9.      Removal of Directors............................... 11

         Section 10.     Quorum and Voting.................................. 11

         Section 11.     Director Conflicts of Interest..................... 12

         Section 12.     Executive and Other Committees..................... 12

         Section 13.     Place of Meetings.................................. 14

         Section 14.     Time, Notice and Call of Meetings.................. 14

         Section 15.     Action Without a Meeting........................... 15

ARTICLE III. OFFICERS....................................................... 15

         Section 1.      Officers........................................... 15

         Section 2.      Duties............................................. 16

         Section 3.      Removal of Officers................................ 17

ARTICLE IV.  INDEMNIFICATION................................................ 17

ARTICLE V. STOCK CERTIFICATES............................................... 18

         Section 1.      Issuance........................................... 18

         Section 2.      Form............................................... 18

         Section 3.      Transfer of Stock.................................. 20

         Section 4.      Lost, Stolen, or Destroyed Certificates............ 20

ARTICLE VI.  BOOKS AND RECORDS.............................................. 20

         Section 1.      Books and Records.................................. 20

         Section 2.      Shareholders' Inspection Rights.................... 21

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
         Section 3.      Financial Information.............................. 21

ARTICLE VII.  DIVIDENDS..................................................... 22

ARTICLE VIII. CORPORATE SEAL................................................ 22

ARTICLE IX.   AMENDMENT..................................................... 22

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                                     BY-LAWS

                                       OF

                                  HATTECH, INC.

                                   ARTICLE I.

                            MEETINGS OF SHAREHOLDERS


SECTION 1.  ANNUAL MEETING.

         The annual meeting of the shareholders of this corporation shall be held at the time and place designated by the Board of Directors of the corporation. The annual meeting of shareholders for any year shall be held no later than thirteen months after the last preceding annual meeting of shareholders. Business transacted at the annual meeting shall include the election of directors of the corporation.

SECTION 2.  SPECIAL MEETINGS.

         Special meetings of the shareholders shall be held when directed by the President or the Board of Directors, or when requested in writing by the holders of not less than ten percent of all the shares entitled to vote at the meeting.

SECTION 3.  PLACE.

         Meeting of shareholders may be held within or without the State of Florida.

SECTION 4.  NOTICE.

         Written notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than sixty days before the meeting, either personally or by first-class mail, by or at the direction of the President, the Secretary, or the officer or persons calling the meeting to each


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shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid.

SECTION 5. NOTICE OF ADJOURNED MEETINGS.

         When a meeting is adjourned to another time or place, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, and at the adjourned meeting any business may be transacted that might have been transacted on the original date of the meeting. If, however, after the adjournment the Board of Directors fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given as provided in this section to each shareholder of record on the new record date entitled to vote at such meeting.

SECTION 6. FIXING RECORD DATE.

         For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other purpose, the Board of Directors shall fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than sixty days and, in case of a meeting of shareholders, not less than ten days prior to the date on which the particular action requiring such determination of shareholders is to be taken.

         If no record date is fixed for the determination of shareholders entitled to notice or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors


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declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders.

         When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof, unless the Board of Directors fixes a new record date for the adjourned meeting.

SECTION 7. VOTING RECORD.

         If the corporation shall have more than five (5) shareholders the officers or agent having charge of the stock transfer books for shares of the corporation shall make, prior to each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, with the address of and the number and class and series, if any, of shares held by each. The list shall be kept on file at the registered office of the corporation, at the principal place of business of the corporation or at the office of the transfer agent or registrar of the corporation and any shareholder shall be entitled to inspect the list at any time during usual business hours. The list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder at any time during the meeting.

         If the requirements of this section have not been substantially complied with, the meeting on demand of any shareholders in person or by proxy, shall be adjourned until the requirements are complied with. If no such demand is made, failure to comply with the requirements of this section shall not affect the validity of any action taken at such meeting.


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SECTION 8.  SHAREHOLDER QUORUM AND VOTING.

         A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. When a specified item of business is required to be voted on by a class or series of stock, a majority of the shares of such class or series shall constitute a quorum for the transaction of such item of business by that class or series.

         If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders unless otherwise provided by law. After a quorum has been established at a shareholders' meeting, the subsequent withdrawal of shareholders, so as to reduce the number of shareholders entitled to vote at the meeting below the number required for a quorum, shall not affect the validity of any action taken at the meeting or any adjournment thereof.

SECTION 9.  VOTING OF SHARES.

         Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders.

         Shares of stock of this corporation owned by another corporation the majority of the voting stock of which is owned or controlled by this corporation, and shares of stock of this corporation held by it in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time.

         A shareholder may vote either in person or by proxy executed in writing by the shareholder or his duly authorized attorney-in-fact.

         At each election for directors every shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are directors to be elected at that time and for whose election he has a right to vote.


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         Shares standing in the name of another corporation, domestic or foreign, may be voted by the officer, agent, or proxy designated by the By-Laws of the corporate shareholder; or, in the absence of any applicable By-Law, by such person as the Board of Directors of the corporate shareholder may designate. Proof of such designation may be made by presentation of a certified copy of the By-Laws or other instrument of the corporate shareholder. In the absence of any such designation, or in case of conflicting designation by the corporate shareholder, the Executive Vice President of the Board, President, and Vice President, Secretary, and Treasurer of the corporate shareholder shall be presumed to possess, in that order, authority to vote such shares.

         Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name.

         Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority to do so be contained in an appropriate order of the court by which such receiver was appointed.

         A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee or his nominee shall be entitled to vote the shares so transferred.

         On and after the date on which written notice of redemption of redeemable shares has been mailed to the holders thereof and a sum sufficient to redeem such shares has been deposited with a bank or trust company with irrevocable instrument and authority to pay the redemption price to the


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holders thereof upon surrender of certificates therefor, such shares shall not be entitled to vote on any matter and shall not be deemed to be outstanding shares.

SECTION 10.  PROXIES.

         Every shareholder entitled to vote at a meeting of shareholders or to express consent or dissent without a meeting or a shareholder's duly authorized attorney-in-fact may authorize another person or persons to act for him by proxy.

         Every proxy must be signed by the shareholder or his attorney-in-fact. No proxy shall be valid after the expiration of eleven months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the shareholder executing it, except as otherwise provided by law.

         The authority of the holder of a proxy to act shall not be revoked by the incompetence or death of the shareholder who executed the proxy unless, before the authority is exercised, written notice of an adjudication of such incompetence or of such death is received by the corporate officer responsible for maintaining the list of shareholders.

         If a proxy for the same shares confers authority upon two or more persons and does not otherwise provide, a majority of them present at the meeting, or if only one is present then that one, may exercise all the powers conferred by the proxy; but if the proxy holders present at the meeting are equally divided as to the right and manner of voting in any particular case, the voting of such shares shall be prorated.

         If a proxy expressly provides, any proxy holder may appoint in writing a substitute to act in his place.


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SECTION 11.  VOTING TRUSTS.

         Any number of shareholders of this corporation may create a voting trust for the purpose of conferring upon a trustee or trustees the right to vote or otherwise represent their shares, as provided by law. Where the counterpart of a voting trust agreement and the copy of the record of the holders of voting trust certificates has been deposited with the corporation as provided by law, such documents shall be subject to the same right of examination by a shareholder of the corporation, in person or by agent or attorney, as are the books and records of the corporation, and such counterpart and such copy of such record shall be subject to examination by any holder of record of voting trust certificates either in person or by agent or attorney, at any reasonable time for any proper purpose.

SECTION 12. SHAREHOLDERS' AGREEMENTS.

         Two or more shareholders of this corporation may enter an agreement providing for the exercise of voting rights in the manner provided in the agreement or relating to any phase of the affairs of the corporation as provided by law. Nothing therein shall impair the right of this corporation to treat the shareholders of record as entitled to vote the shares standing in their names. A transfer of shares of this corporation whose shareholders have a shareholder's agreement authorized by this section shall be bound by such agreement if he takes shares subject to such agreement with notice thereof. A transferee shall be deemed to have notice of any such agreement if the exercise thereof is noted on the face or back of the certificate or certificates representing such shares.


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SECTION 13.  ACTION BY SHAREHOLDERS WITHOUT A MEETING.

         Any action required by law, these By-Laws, or the Articles of Incorporation of this corporation to be taken at any annual or special meeting of shareholders of the corporation, or any action which may be taken at any annual or special meeting of such shareholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. If any class of shares is entitled to vote thereon as a class, such written consent shall be required of the holders of a majority of the shares of each class of shares entitled to vote as a class thereon and of the total shares entitled to vote thereon.

         Within ten days after obtaining such authorization by written consent, notice shall be given to those shareholders who have not consented in writing. The notice shall fairly summarize the material features of the authorized action and, if the action be a merger, consolidation or sale or exchange of assets for which dissenters rights are provided by law, the notice shall contain a clear statement of the right of shareholders dissenting therefrom to be paid the fair value of their shares upon compliance with further provisions as provided by law regarding the rights of dissenting shareholders.


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                                   ARTICLE II.

                                    DIRECTORS

SECTION 1.  FUNCTION.

         All corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of, the Board of Directors.

SECTION 2.  QUALIFICATION.

         Directors need not be residents of this state or shareholders of this corporation.

SECTION 3.  COMPENSATION.

         The Board of Directors shall have authority to fix the compensation of directors.

SECTION 4.  DUTIES OF DIRECTORS.

         A director shall perform his duties as a director, including his duties as a member of any committee of the board upon which he may serve, in good faith, in a manner he reasonably believes to be in the best interests of the corporation, and with such care as an ordinarily prudent person in a like position would use under similar circumstances.

         In performing his duties, a director shall be entitled to rely on information, opinions, reports or statements, including financial statements and other financial data, in each case prepared or presented by (1) one or more officers or employees of the corporation whom the director reasonably believes to be reliable and competent in the matters presented, (2) counsel, public accountants, or (3) other persons as to matters which the director reasonably believes to be within such person's professional or expert competence, or a committee of the Board upon which he does not serve, duly designated in accordance with a provision of the Articles of Incorporation or the By-Laws, as to matters within its designated authority, which committee the director reasonably believes to merit confidence.


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         A director shall not be considered to be acting in good faith if he has knowledge concerning the matter in question that would cause such reliance described above to be unwarranted.

         A person who performs his duties in compliance with this section shall have no liability by reason of being or having been a director of the corporation and shall be indemnified by the corporation for any and all claims and/or losses arising out of his service as a director of the Corporation.

SECTION 5.  PRESUMPTION OF ASSENT.

         A director of the corporation who is present at a meeting of its Board of Directors at which action on any corporate matter is taken shall be presumed to have agreed, consented to and adopted such corporate action unless he votes against such action or abstains from voting in respect thereto because of an asserted conflict of interest.

SECTION 6.  NUMBER.

         The Board of Directors shall consist of one or more members, the exact number to be determined from time to time by shareholders or the Board of Directors. The number of directors may be increased or decreased from time to time by the shareholder or by the Board of Directors, but no decrease shall have the effect of shortening the terms of any incumbent director.

SECTION 7. ELECTION AND TERM.

         Each person named in the Articles of Incorporation or by the incorporator as a member of the initial Board of Directors shall hold office until the first annual meeting of shareholders, and until his successor shall have been elected and qualified or until his earlier resignation, removal from office or death.

         At the first annual meeting of shareholders and at each annual meeting thereafter the shareholders shall elect directors to hold office until the next succeeding annual meeting. Each


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director shall hold office for the term for which he is elected and until his successor shall have been elected and qualified or until his earlier resignation, removal from office or death.

SECTION 8.  VACANCIES.

         Any vacancy occurring in the Board of Directors, including any vacancy created by reason of an increase in the number of directors, may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall hold office only until the next election of directors by the shareholders.

SECTION 9. REMOVAL OF DIRECTORS.

         At a meeting of shareholders called expressly for that purpose, any director or the entire Board of Directors may be removed, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote at an election of directors.

SECTION 10.  QUORUM AND VOTING.

         A majority of the number of directors fixed by these By-Laws shall constitute a quorum for the transaction of business. The act of the majority of directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.


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SECTION 11.  DIRECTOR CONFLICTS OF INTEREST.

         No contract or other transaction between this corporation and one or more of its directors or any other corporation, firm, association or entity in which one or more of the directors are directors or officers or are financially interested, shall be either void or voidable because of such relationship or interest or because such director or directors are present at the meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies such contract or transaction or because his or their votes are counted for such purpose, if:

         The fact of such relationship or interest is disclosed or known to the Board of Directors or committee which authorizes, approves or ratifies the contract or transaction by a vote or consent sufficient for the purpose without counting the votes or consents of such interested directors; or

         The fact of such relationship or interest is disclosed or known to the shareholders entitled to vote and they authorize, approve or ratify such contract or transaction by vote or written consent; or

         The contract or transaction is fair and reasonable as to the corporation at the time it is authorized by the Board, a committee or the shareholders.

         Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies such contract or transaction.

SECTION 12.  EXECUTIVE AND OTHER COMMITTEES.

         The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate from among its members an executive committee and one or more other committees each of which, to the extent provided in such resolution shall have and may exercise all the authority of the Board of Directors, except that no committee shall have the authority to:


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          approve or recommend to shareholders actions or proposals required by law to be approved by shareholders, designate candidates for the office of director, for purposes of proxy solicitation or otherwise fill vacancies on the Board of Directors or any committee thereof, amend the By-Laws, authorize or approve the reacquisition of shares unless pursuant to a general formula or method specified by the Board of Directors, or authorize or approve the issuance or sale of, or any contract to issue or sell, shares or designate the terms of a series of a class of shares, except that the Board of Directors, having acted regarding general authorization for the issuance or sale of shares, or any contract therefor, and, in the case of a series, the designation thereof, may, pursuant to a general formula or method specified by the Board of Directors, by resolution or by adoption of a stock option or other plan, authorize a committee to fix the terms upon which such shares may be issued or sold, including without limitation, the price, the rate or manner of payment of dividends, provisions of redemption, sinking fund, conversion, voting or preferential rights, and provisions for other features of a class of shares, or a series of a class of shares, with full power in such committee to adopt any final resolution setting forth all the terms thereof and to authorize the statement of the terms of a series for filing with the Department of State.

         The Board of Directors, by resolution adopted in accordance with this section, may designate one or more directors as alternate members of any such committee, who may act in the place and stead of any absent member or members at any meeting of such committee.


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SECTION  13.   PLACE OF MEETINGS.

         Regular and special meeting by the Board of Directors may be held within or without the State of Florida.

SECTION 14.  TIME, NOTICE AND CALL OF MEETINGS.

         Regular meetings of the Board of Directors shall be held without notice at such times as the Board of Directors may fix. Written notice of the time and place of special meetings of the Board of Directors shall be given to each director by either personal delivery, telegram or telecopy at least two days before the meeting or by notice mailed to the director at least five days before the meeting.

         Notice of the meeting of the Board of Directors need not be given to any director who signs a waiver of notice either before or after the meeting. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting and waiver of any and all obligations to the place of the meeting, the time of the meeting, or the manner in which it has been called or convened, except when a director states, at the beginning of the meeting, any objection to the transaction of business because the meeting is not lawfully called or convened.

         Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting. A majority of the directors present, whether or not a quorum exists, may adjourn any meeting of the Board of Directors to another time and place. Notice of any such adjourned meeting shall be given to the directors who were not present at the time of the adjournment and, unless the time and place of the adjourned meeting are announced at the time of the adjournment, to the other directors.

         Meetings of the Board of Directors may be called by the president of the corporation, or by any two directors or the sole director when there is only one director.


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         Members of the Board of Directors may participate in a meeting of such
Board by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

SECTION 15.  ACTION WITHOUT A MEETING.

         Any action required to be taken at a meeting of the directors of a corporation, or any action which may be taken at a meeting of the directors or a committee thereof, may be taken without a meeting if a consent in writing, setting forth the action so to be taken, signed by all of the directors, or all of the members of the committee, as the case may be, is filed in the minutes of the proceedings of the Board or of the committee. Such consent shall have the same effect as a unanimous vote.

                                  ARTICLE III.

                                    OFFICERS

SECTION 1.  OFFICERS.

         The officers of this corporation shall consist of an executive vice president, president, secretary and treasurer, and may also include one or more vice presidents, each of whom shall be elected by the Board of Directors at a meeting of directors following the annual meeting of shareholders of this corporation, and shall serve until their successors are chosen and qualify. Such other officers and assistant officers and agents as may be deemed necessary may be elected or appointed by the Board of Directors from time to time. Any two or more offices may be held by the same person. The failure to elect an executive vice president, vice president, secretary, or treasurer shall not affect the existence of this corporation.


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SECTION 2.  DUTIES.

         The officers of this corporation shall have the following duties:

         The Executive Vice President of the corporation shall be the chief executive officer of the corporation.

         The President of the corporation shall be the chief operating officer of the corporation and have general and active management of the business affairs of the corporation subject to the direction of the Board of Directors. The President shall have all of the duties normally performed by the Executive Vice President, when the Executive Vice President is unable or unavailable to act.
         The Vice President, if one or more is elected or appointed, shall have all of the duties normally performed by the President when the President is unable or unavailable to act, by order of seniority. Otherwise, his duties shall be subject to the direction of the Executive Vice President, the President and the Board of Directors.

         The Secretary shall have custody of, and maintain, all of the corporate records, except the financial records; shall record the minutes of all meetings of the stockholders and Board of Directors, send all notices of meetings out, and perform such other duties as may be prescribed by the Board of Directors, the Executive Vice President or the President.

         The Treasurer shall have custody of all corporate funds and financial records, shall keep full and accurate accounts of receipts and disbursements and render accounts thereof at the annual meetings of stockholders and whenever else required by the Board of Directors, the Executive Vice President or the President, and shall perform such other duties as may be prescribed by the Board of Directors, the Executive Vice President or the President.


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SECTION 3.  REMOVAL OF OFFICERS.

         Any officer or agent elected or appointed by the Board of Directors may be removed by the Board whenever in its judgment the best interest of the corporation will be served thereby. Any officer or agent elected by the shareholders may be removed only by vote of the shareholders, unless the shareholders shall have authorized the directors to remove such officer or agent. Any vacancy, however occurring, in any office, may be filled by the Board of Directors, unless the By-Laws shall have expressly reserved such power to the shareholders.

         Removal of any officer shall be without prejudice to the contract rights, if any, of the person so removed; however, election or appointment of an officer or agent shall not of itself create contract rights.

                                   ARTICLE IV.

                                 INDEMNIFICATION

         Any person, his heirs, or personal representative, made, or threatened to be made, a party to any threatened, pending, or completed action or proceeding, whether civil, criminal, administrative, or investigative, because he, his testator, or intestate is or was a director, officer, employee, or agent of this corporation or serves or served any other corporation or other enterprise in any capacity at the request of this corporation, shall be indemnified by this corporation, and this corporation may advance his related expenses to the full extent permitted by law. In discharging his duty, any director, officer, employee, or agent, when acting in good faith, may rely upon information, opinions, reports, or statements, including financial statements and other financial data, in each case prepared or presented by (1) one or more officers or employees of the corporation whom the director, officer, employee, or agent reasonably believes to be reliable and competent in the matters presented, (2) counsel, public accountants, or other persons as to matters that the director, officer, employee, or


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agent believes to be within that person's professional or expert competence, or
(3) in the case of a director, a committee of the Board of Directors upon which he does not serve, duly designated according to law, as to matters within its designated authority, if the director reasonably believes that the committee is competent. The foregoing right of indemnification or reimbursement shall not be exclusive of other rights to which the person, his heirs, or personal representatives may be entitled. The corporation may, upon the affirmative vote of a majority of its Board of Directors, purchase insurance for the purpose of indemnifying these persons. The insurance may be for the benefit of all directors, officers, or employees.

                                   ARTICLE V.

                               STOCK CERTIFICATES

SECTION 1.  ISSUANCE.

         Every holder of shares in this corporation shall be entitled to have a certificate, representing all shares to which he is entitled. No certificate shall be issued for any share until such share is fully paid.

SECTION 2.  FORM.

         Certificates representing shares in this corporation shall be signed by the President or Vice President and the Secretary or an Assistant Secretary, if any, and may be sealed with the seal of this corporation or a facsimile thereof. The signatures of the President or Vice President and the Secretary may be facsimiles if the certificate is manually signed on behalf of a transfer agent or a registrar, other than the corporation itself or an employee of the corporation. In case any officer who signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the date of its issuance.


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

         In the event the corporation is authorized to issue more than one class or series, every certificate representing shares issued by this corporation shall be set forth or fairly summarize upon the face or back of the certificate, or shall state that the corporation will furnish to any shareholder upon request and without charge a full statement of, the designations, preferences, limitations and relative rights of the shares of each class or series authorized to be issued, and the variations in the relative rights and preferences between the shares of each series so far as the same have been fixed and determined, and the authority of the Board of Directors to fix and determine the relative rights and preferences of subsequent series.

         Every certificate representing shares which are restricted as to the sale, disposition or other transfer of such shares shall state that such shares are restricted as to transfer and shall set forth or fairly summarize upon the certificate, or shall state that the corporation will furnish to any shareholder upon request and without charge a full statement of such restrictions.

         Each certificate representing shares shall state upon the face thereof: the name of the corporation; that the corporation is organized under the laws of this state; the name of the person or persons to whom issued; the number and class of shares, and the designation of the series, if any, which such certificate represents; and the par value of each share represented by such certificate, or a statement that the shares are without par value.


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

SECTION 3.  TRANSFER OF STOCK.

         The corporation shall register a stock certificate presented to it for transfer if the certificate is properly endorsed by the holder of record or by his duly authorized attorney, and the signature of such person has been guaranteed by a commercial bank or trust company or by a member of the New York or American Stock Exchange.

SECTION 4.  LOST, STOLEN, OR DESTROYED CERTIFICATES.

         The corporation shall issue a new stock certificate in the place of any certificate previously issued if the holder of record of the certificate (a) makes proof in affidavit form that it has been lost, destroyed or wrongfully taken; (b) requests the issue of a new certificate before the corporation has notice that the certificate has been acquired by a purchaser for value in good faith and without notice of any adverse claim; (c) gives bond in such form as the corporation may direct, to indemnify the corporation, the transfer agent, and registrar against any claim that may be made on account of the alleged loss, destruction, or theft of a certificate; and (d) satisfies any other reasonable requirements imposed by the corporation.

                                   ARTICLE VI.

                                BOOKS AND RECORDS

SECTION 1.   BOOKS AND RECORDS.

         This corporation shall keep correct and complete books and records of accounts and shall keep minutes of the proceedings of its shareholders, Board of Directors and committees of directors. This corporation shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its shareholders, giving the names and addresses of all shareholders, and the number, class and series, if any, of the shares held by each.


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

         Any books, records and minutes may be in written form or in any other form capable of being converted into written form within a reasonable time.

SECTION 2. SHAREHOLDERS' INSPECTION RIGHTS.

         Any person who shall have been a holder of record of shares or of voting trust certificates therefor at least six months immediately preceding his demand or shall be the holder of record of, or the holder of record of voting trust certificates for, at least five percent of the outstanding shares of any class or series of the corporation, upon written demand stating the purpose thereof, shall have the right to examine, in person or by agent or attorney, at any reasonable time or times, for any proper purpose its relevant books and records of accounts, minutes and records of shareholders and to make extracts therefrom.

SECTION 3.  FINANCIAL INFORMATION.

         Not later than four months after the close of each fiscal year, this corporation shall prepare a balance sheet showing in reasonable detail the financial condition of the corporation as of the close of its fiscal year, and a profit and loss statement showing the results of the operations of the corporation during its fiscal year.

         Upon the written request of any shareholder or holder of voting trust certificates for shares of the corporation, the corporation shall mail to such shareholder or holder of voting trust certificates a copy of the most recent annual balance sheet and profit and loss statement.

         The balance sheets and profit and loss statements shall be filed in the registered office of the corporation in this state, shall be kept for as long as the law requires and shall be subject to inspection during business hours by any shareholder or holder of voting trust certificates, in person or by agent.


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

                                  ARTICLE VII.

                                    DIVIDENDS

         The Board of Directors of this corporation may, from time to time, declare and the corporation may pay dividends on its shares in cash, property or its own shares, to the full extent permitted by law.

                                  ARTICLE VIII.

                                 CORPORATE SEAL

         The Board of Directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the corporation, the year of incorporation, and the word "seal"; it may be any of a facsimile, engraved, printed or impression seal.

                                   ARTICLE IX.

                                    AMENDMENT

         These By-Laws may be repealed or amended, and new By-Laws may be adopted, either by the Board of Directors or the shareholders, but the Board of Directors may not amend or repeal any by-law adopted by shareholders if the shareholders specifically provide such by-law shall not be subject to amendment or repeal by the directors.


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